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                                                                   EXHIBIT 10.33






               ASSOCIATES FIRST CAPITAL CORPORATION

               SUPPLEMENTAL EXECUTIVE WELFARE PLAN

                   (EFFECTIVE FEBRUARY 1, 2000)






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                      ASSOCIATES FIRST CAPITAL CORPORATION
                       SUPPLEMENTAL EXECUTIVE WELFARE PLAN
                          (EFFECTIVE FEBRUARY 1, 2000)

ARTICLE 1.  ADOPTION, PURPOSE AND DURATION

       1.1 ADOPTION. Effective as of February 1, 2000, Associates First Capital Corporation hereby adopts the Supplemental Executive Welfare Plan as set forth in this document.

       1.2. PURPOSE OF THE PLAN. The Plan, as set forth in this document, is maintained primarily for the purpose of providing supplemental retiree welfare benefits to a select group of management or highly compensated employees of the Company. The Plan is intended to satisfy the exemption contained in Department of Labor Regulation Section 2520.104-24.

       1.3. DURATION OF THE PLAN. The Plan shall remain in effect indefinitely, subject to the right of the Board of Directors to suspend or terminate the Plan at any time pursuant to Section 7.1.

ARTICLE 2.  DEFINITIONS

       2.1 GENERAL. Whenever used in the Plan, the following terms shall have the meanings set forth below, and when any such meaning is intended, the initial letter of the word shall be capitalized. Except where the context otherwise indicates, any masculine term used herein shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

       2.2 "AFFILIATE" means any corporation, partnership, joint venture or other entity in which the Company has a direct or indirect majority voting interest (including all divisions, affiliates and related entities).

       2.3. "BOARD" or "BOARD OF DIRECTORS" means the board of directors of the Company.

       2.4. "COMMITTEE" means the committee designated pursuant to Section 6.1 to administer the Plan.

       2.5. "COMPANY" means Associates First Capital Corporation and any successor thereto as provided in Section 8.5.

       2.6. "COVERED PERSON" means an individual who is entitled to benefits under the Plan. A Covered Person may be a Participant, a spouse or a dependent.


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       2.7. "EFFECTIVE DATE" means February 1, 2000.

       2.8. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto.

       2.9. "MEDICARE" means the "Health Insurance for the Aged and Disabled" portion of the Social Security Act, as amended from time to time.

       2.10. "PARTICIPANT" means (a) an individual who is designated by the Committee pursuant to Article 3 as a Participant in the Plan and/or (b) an individual who at the time of termination of employment with the Company and its Affiliates is entitled to a benefit under the Plan as a result of prior designation of participation by the Company.

       2.11. "PLAN" means the Company's Supplemental Executive Welfare Plan, as the same is hereby adopted and may hereafter be amended or restated from time to time.

       2.12. "SRIP" means the Associates First Capital Corporation Supplemental Retirement Income Plan, as amended or restated from time to time.

       2.13. "SUPPLEMENTAL DENTAL BENEFITS" means the dental benefits set forth in Section 4.3.

       2.14. "SUPPLEMENTAL LIFE BENEFITS" means life insurance coverage in an amount equal to the lesser of $500,000 or 50% of the basic plus supplemental life insurance coverage elected by the Participant and in effect immediately before his or her termination of employment with the Company or its Affiliate, subject to the terms and conditions of the policy providing such life insurance coverage.

       2.15. "SUPPLEMENTAL MEDICAL BENEFITS" means the medical benefits set forth in Section 4.2.

       2.16. "SUPPLEMENTAL WELFARE BENEFITS" means one or more of the welfare benefits available under the Plan. As of the Effective Date, the Supplemental Welfare Benefits are: Supplemental Medical Benefits, Supplemental Dental Benefits and Supplemental Life Benefits.

ARTICLE 3.  ELIGIBILITY AND PARTICIPATION

       3.1. ELIGIBILITY. Eligibility to be designated a Participant shall be limited to employees or former employees of the Company who belong to a "select group of management or highly compensated employees" (within the meaning of ERISA and the regulations thereunder).


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       3.2 DESIGNATION AS PARTICIPANT. Any individual who is eligible to become a Participant pursuant to Section 3.1 shall become a Participant only if and when (a) such individual is designated as a participant in the SRIP or (b) such individual is designated by the Committee, in writing, to be a Participant in this Plan. The Participants in this Plan are set forth in Schedule A hereto. A Participant's spouse and/or dependents shall become eligible to receive benefits under the Plan only if such spouse and dependents were covered under the Company's Medical/Dental/Vision Plan immediately prior to the Participant's termination of employment with the Company and its Affiliates, unless otherwise determined by the Committee, in its sole discretion.

ARTICLE 4.  SUPPLEMENTAL WELFARE BENEFITS

       4.1 ELIGIBILITY FOR SUPPLEMENTAL WELFARE BENEFITS. A Participant, who has been designated as a participant in the SRIP (whether or not such Participant is entitled to receive SRIP benefits) and who terminates employment with the Company and its Affiliates with at least five years of continuous employment with the Company and its Affiliates, shall be eligible to receive Supplemental Medical Benefits, Supplemental Dental Benefits and Supplemental Life Benefits. A Participant, who has not been designated as a participant in the SRIP and who terminates employment with the Company and its Affiliates with at least five years of continuous employment with the Company and its Affiliates, shall be eligible to receive one or more of the Supplemental Welfare Benefits provided under the Plan as designated by the Committee and set forth in such Participant's individual designation of participation.

       In the event that a Participant becomes entitled under the provisions of an individual employment agreement with the Company to a fully vested and nonforfeitable interest in any accounts or benefits payable under any of the Company's nonqualified plans as a result of a "Change in Control" (as defined in such employment agreement), then such Participant shall be deemed to have satisfied the five continuous years of employment requirement of the foregoing sentence and such Participant shall be eligible to receive the Supplemental Welfare Benefits to which the Participant is otherwise eligible under this Plan. In addition, the Committee may, in its sole discretion, waive the requirement of at least five years of continuous employment with the Company and its Affiliates and treat a Participant as eligible for one or more Supplemental Welfare Benefits (as designated by the Committee). Such waiver shall be made by the Committee in writing, shall apply only to the individual Participant(s) named in such written waiver, and shall designate which Supplemental Welfare Benefits such Participant is entitled to receive.

       Notwithstanding the foregoing provisions of this Section 4.1, if a Participant has a vested benefit in the Associates First Capital Corporation Pension Plan, Supplemental Welfare Benefits shall not be payable until such time that the Participant commences payment of benefits under the Associates First Capital Corporation Pension Plan and does not have similar coverage available to him or her as an active employee from another employer's welfare benefit


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arrangement. If a Participant does not have a vested benefit in the Associates
First Capital Corporation Pension Plan, Supplemental Welfare Benefits shall not be payable until such time that the Participant attains age 55 and does not have similar coverage available to him or her as an active employee from another employer's welfare benefit arrangement.

       4.2. SUPPLEMENTAL MEDICAL BENEFITS. For Covered Persons who are age 65 or older, Medicare shall be such Covered Person's primary coverage. For Covered Persons age 65 or older, the Supplemental Medical Benefits provided by the Plan shall be a Medicare coordination benefit that pays any Medicare allowable expenses over the Medicare Part B deductible of $100, or such other adjusted amount, that was not covered by Medicare. No other deductibles or copays shall apply to Medicare allowable expenses. The lifetime maximum Supplemental Medical Benefit for each Covered Person shall be $1,000,000. The Plan shall not be responsible for payment of any expenses not covered by Medicare, except for the coverage provided by this Section 4.2 for prescription drugs and annual physicals. Covered Persons over age 65 shall have prescription drug coverage substantially identical to prescription drug coverage available to active employees under the Company's Medical/Dental/Vision Plan as in effect on the Effective Date, including any applicable deductibles, copayments and maximum benefits. Expenses for annual physicals (or pre-surgery physicals as required by the surgeon) for Covered Persons over age 65 shall be covered up to an annual maximum of $250 per Covered Person.

       For Covered Persons who have not attained age 65, the Supplemental Medical Benefits provided by the Plan shall be substantially identical to the indemnity medical option benefits provided to active employee's under the Company's Medical/Dental/Vision Plan as in effect on the Effective Date. Such Covered Person shall have the same medical coverages (including prescription drug coverage, mental health coverage, etc.), schedule of benefits, and the same exclusions, deductibles, copayments and annual or lifetime maximums as active employees who elect the medical indemnity option under the Company's Medical/Dental/Vision Plan. Notwithstanding the foregoing, a Covered Person who has not attained age 65 shall be entitled to elect any other medical coverage option (e.g. HMO, PPO) then available to active employees under the Company's Medical/Dental/Vision Plan in lieu of the indemnity medical option. If such election is made, the medical coverages (including schedule of benefits, exclusions, deductibles, copayments and maximum benefits) available to such Covered Person under this Plan shall be the same as provided under the elected medical coverage option. In the event of the amendment of the terms of the medical indemnity option offered to active employees under the Company's Medical/Dental/Vision Plan, or termination of such Plan, Covered Persons who have not attained age 65 shall continue to be eligible for payment of medical expenses under terms no less favorable than the terms of the medical indemnity option of the Company's Medical/Dental/Vision Plan as in effect on the Effective Date.

       4.3. SUPPLEMENTAL DENTAL BENEFITS. The Supplemental Dental Benefits provided by the Plan shall be substantially identical to the indemnity dental option benefits provided to active employees under the Company's
Medical/Dental/Vision Plan as in effect on the Effective Date.


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A Covered Person shall be entitled to the same coverages, exclusions, schedule of benefits, deductible, copayments and annual or lifetime maximums as active employees who elect the dental indemnity option under the Company's Medical/Dental/Vision Plan. Notwithstanding the foregoing, a Covered Person shall be entitled to elect any other dental coverage option then available to active employees under the Company's Medical/Dental/Vision Plan in lieu of the dental indemnity option. If such election is made, the coverages, exclusions, schedule of benefits, deductible, copayments and annual or lifetime maximums of such elected dental coverage option shall become fully applicable to such Covered Person. In the event of the termination of dental coverage or a reduction in dental benefits under the Company's Medical/Dental/Vision Plan, Covered Persons shall continue to be eligible for the payment of eligible dental expenses under terms no less favorable than the terms of the dental indemnity option of the Company's Medical/Dental/Vision Plan as in effect on the Effective Date.

       4.4. COST OF PROVIDING BENEFITS. The cost of providing Supplemental Welfare Benefits shall be paid by the Company.

       4.5 SUSPENSION OF BENEFITS. In the event that a Participant who is eligible for Supplemental Welfare Benefits under this Article 4 returns to employment with the Company or any Affiliate, the Committee may, in its sole discretion, suspend the Participant's eligibility for any Supplemental Welfare Benefits during such Participant's employment with the Company or any Affiliate. Upon such Participant's subsequent termination of employment with the Company or any Affiliate, the Participant's eligibility for the Supplemental Welfare Benefits shall resume if he is then eligible under the terms of the Plan.

       4.6. INCORPORATED DOCUMENTS. The Plan incorporates by reference the substantive benefit provisions of the documents referenced in Sections 4.2 and
4.3 and the provisions of any insurance contracts or policies identified in Schedule B through which the benefits provided by the Plan may be funded. As the documents are amended or superseded, the amended or successor documents will automatically become incorporated documents; provided, however, that no amended or successor documents shall be construed to provide Participants with benefits that are less favorable than the benefits provided under this Plan as of the Effective Date. In the event of any conflict between the provisions of the Plan and the provisions of documents incorporated by reference pursuant to this Section, the Committee shall determine which provisions prevail.


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ARTICLE 5.  TERMINATION OF BENEFITS

       5.1. TERMINATION FOR CAUSE. All rights to receive any benefits under the Plan shall cease upon a Participant's termination of employment with the Company or any Affiliate for "Cause." For these purposes, the term "Cause" shall be limited to (a) any action by the Participant involving willful malfeasance, (b) the Participant's unreasonable neglect or refusal to perform the executive duties assigned to the Participant, (c) the Participant's being convicted of a felony, (d) the Participant's engaging in any activity that is directly or indirectly in competition with the Company or any Affiliate, or (e) the Participant's violation of the Company's policy covering standards of corporate conduct.

       5.2. PARTICIPANT OBLIGATIONS. Notwithstanding anything to the contrary in the Plan, it shall be a continuing requirement that the benefits hereunder be earned by compliance with the provisions of Section 5.3 and Section 5.4. The conditions set forth in this Article 5 are a fundamental consideration for the promises of the Company in the Plan.

       5.3. DISHONESTY OR FRAUD. A Participant shall not at any time engage in a crime involving dishonesty or fraud on the part of such Participant in the Participant's relationship with the Company and its Affiliates, and if convicted of such a crime, all benefits that would otherwise be payable to the Participant under the Plan shall be terminated.

       5.4. COMPETITIVE OR DETRIMENTAL CONDUCT. A Participant who has terminated employment with the Company and its Affiliates shall not do any act or engage in any occupation or employment which is in direct or indirect competition with or detrimental to the business of the Company or any Affiliate (as determined by the Committee in its sole discretion). If a Participant does any such act or so engages in competition or detrimental conduct, such Participant shall be notified by the Company that benefits under the Plan, if not yet paid, shall cease and be terminated unless such competitive and/or detrimental conduct is discontinued within a period of time prescribed by the Company. In such case, the benefit payable under the Plan to the Participant shall be suspended (if in pay status) during the prescribed period and, if the competitive and/or detrimental conduct has not ceased by the expiration of such period, the Participant shall be deemed to have elected not to receive a benefit, and such Participant's benefit payments (if in pay status) and all rights to receive a benefit in the future shall be terminated on a permanent basis. By accepting the benefits of the Plan, a Participant agrees to be bound by all the terms hereof.

ARTICLE 6.  ADMINISTRATION

       6.1. DESIGNATION OF COMMITTEE. The Plan shall be administered by the Company's Nonqualified Plan Committee, unless the Board specifically appoints a different committee to administer the Plan. The Committee shall be the "administrator" under the Plan for purposes of ERISA. The Committee may from time to time delegate all or any part of its authority under the


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Plan; and, to the extent of any such delegation, references in the Plan (other than in Section 7.1) to the Committee are deemed to be references to such delegate.

       6.2. AUTHORITY OF COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions of the Plan, the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, without limitation, the sole and absolute discretion: (a) to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan); (b) to make factual findings with respect to any issue arising under the Plan; (c) to determine the rights and status under the Plan of Participants and other persons; and (d) to decide disputes arising under the Plan and to make determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance thereof, but without limiting the foregoing, the Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee): (x) to resolve all questions (including factual questions) arising under the Plan as to any individual's entitlement to become a Participant; (y) to determine the amount of benefits, if any, payable with respect to any person under the Plan (including, to the extent necessary, making factual findings with respect thereto); and (z) to conduct the claims procedure specified in Section
6.4. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company. No member of the Committee shall act with regard to such member's own benefits under the Plan, if any.

       6.3. DECISIONS OF THE COMMITTEE. All determinations, interpretations, decisions or other actions made or taken by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board with respect to the Plan shall be final, conclusive and binding for all purposes and upon all persons, including without limitation the Company, its Affiliates, its stockholders, its employees, Participants, Covered Persons, and Participants' estates and beneficiaries. All decisions of the Committee shall be made by the vote of the majority, including actions in writing taken without a meeting. All elections, notices and directions under the Plan by a Participant shall be made on such forms as the Committee may prescribe.

       6.4. CLAIMS. The Committee shall provide to any individual (herein referred to as the "claimant") whose claim for benefits under the Plan has been fully or partially denied a written notice setting forth (a) the specific reasons for such denial, (b) a designation of any additional material or information required, and (c) an explanation of the Plan's claim review procedure. Such notice shall contain a statement advising the claimant that, within 60 days of the date on which the claimant receives such notice, the claimant is entitled to request a review, in writing, by the Committee, of the decision denying the claim. The claim shall be reviewed by the Committee which may, but need not, grant the claimant a hearing. On review, the claimant may


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have legal representation, examine pertinent documents and submit issues and comments in writing. The decision on review shall be made within 120 days following the request, shall be provided in writing to the claimant and shall be final and binding on all parties concerned.

       6.5. LITIGATION. Following the exhaustion of the remedy provided in
Section 6.4, a Participant (or Covered Person) may file suit in federal court. If the court finds that the Participant has been unjustly denied a benefit under the Plan to which he or she is entitled, such Participant shall be entitled to recover the expenses of such litigation, including reasonable attorneys' fees, from the Company.

ARTICLE 7.  AMENDMENT AND TERMINATION

       7.1. AMENDMENT AND TERMINATION. Subject to the provisions of Section 7.2, the Committee may at any time, and from time to time, in its sole discretion alter or amend the Plan in whole or in part for any reason; provided, however, that the Committee may not make any alteration or amendment that would have a material adverse effect on the Company or significantly increase the level of benefits payable under the Plan. The Company may amend or substitute any set of benefits without affecting other Plan provisions. Subject to the provisions of
Section 7.2, the Board may at any time, and from time to time, in its sole discretion, suspend or terminate the Plan in whole or in part for any reason.

       7.2. LIMITATIONS ON AMENDMENT AND TERMINATION. Notwithstanding the foregoing provisions of this Article 7, no amendment or termination of the Plan, without the consent of the affected Participant, or following the death of the Participant, any affected Covered Person, shall diminish or terminate the rights of (a) any Participant (or Covered Person) to continue to receive the Supplemental Welfare Benefits to which such Participant was entitled immediately before such amendment or termination or (b) any Participant with a vested right to receive Supplemental Welfare Benefits following the Participant's retirement or termination of employment.

ARTICLE 8.  MISCELLANEOUS

       8.1. NO RIGHTS TO EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of any employee at any time, with or without reason; nor shall anything in the Plan be deemed to create or confer upon any employee or other individual, any rights to employment of any kind or nature whatsoever for any period of time or at any particular rate of compensation, including, without limitation, any right to continue in the employ of the Company and its Subsidiaries.

       8.2. NO RIGHTS TO PARTICIPATION. No employee or other individual shall have any right to be designated as a Participant; nor shall anything in the Plan be deemed to create or confer upon any employee or other individual any such right.


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       8.3. NO GUARANTEE. The Company makes no representation or guarantee that any coverage or benefits provided to a Covered Person under the Plan will be excluded from the Covered Person's gross income for federal, state or local income tax purposes. In the event that any coverage or benefits provided under the Plan is treated as taxable income to a Participant or Covered Person, then the Company shall pay to such Covered Person an additional amount (a "gross-up payment") such that, after payment by the Covered Person of taxes attributable to the coverage or benefits provided under the Plan, and taxes attributable to the gross-up payment, the Covered Person retains an amount of the gross-up payment equal to the taxes imposed.

       8.4 RIGHT TO RECEIVE AND RELEASE NECESSARY INFORMATION. The Committee or its delegate may, without the consent of or notice to any person, release or obtain from any other organization or person any information with respect to any person which the Committee or its delegate deems to be necessary or desirable for purposes of administering the Plan. Any person claiming benefits under the Plan shall furnish to the Committee or its delegate any information requested to implement the provisions of the Plan.

       8.5. SUCCESSORS. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

       8.6. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as though the illegal or invalid provision had not been included.

       8.7. NOTICES. All notices to the Company hereunder shall be directed to the attention of the Secretary of the Company and shall be deemed duly effective when hand-delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express or UPS, addressed to the Company at its principal executive offices, except that notices of changes of address shall be effective only upon receipt.

       8.8. QUALIFIED MEDICAL CHILD SUPPORT ORDERS. To the extent required by law or regulations, and notwithstanding any limitations and restrictions on benefits under the Plan with respect to Participants, benefits may be provided to an "alternative recipient" pursuant to a "qualified medical child support order" as those terms are defined in ERISA Section 609. Benefits provided to an alternative recipient subject to such an order shall be adjusted in accordance with procedures established by the Company in accordance with applicable law, regulations and rules to reflect payments pursuant to the qualified medical child support order.


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       8.9. GOVERNING LAW. To the extent not preempted by United States federal law or other comparable law, the Plan shall be construed in accordance with and governed by the laws of the State of Texas.

IN WITNESS WHEREOF, Associates First Capital Corporation has caused this Supplemental Executive Welfare Plan to be executed effective as of February 1, 2000.


                         ASSOCIATES FIRST CAPITAL CORPORATION


                         By:     /s/ Michael E. McGill
                                 ----------------------------------------------
                                 Michael E. McGill

                         Title:  Executive Vice President - Human Resources
                                 ----------------------------------------------


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                      ASSOCIATES FIRST CAPITAL CORPORATION
                       SUPPLEMENTAL EXECUTIVE WELFARE PLAN

                          (EFFECTIVE FEBRUARY 1, 2000)

                                   SCHEDULE A

                                  PARTICIPANTS

The retired Participants listed below are eligible for Supplemental Medical Benefits, Supplemental Dental Benefits and Supplemental Life Benefits under the
Plan:

          Bigelow, Gordon
          Fowler, Daniel
          Hoiby, James
          Kines, John
          Krause, Ronald
          Lerner, Alan
          Lomax, John
          Macri, Rocco
          Marshall, Harold
          McQuillan, Joseph
          O'Keefe, Jr., Thomas
          Siegel, Donald
          Starr, Billy
          Sullivan, Joseph

The retired Participants (or survivors) listed below are eligible for Supplemental Medical Benefits and Supplemental Dental Benefits (no life) under the Plan:

          Donahue, Carol (survivor)
          Overcash, Christa (survivor)
          Watts, James


The Participants listed below are active Participants in the Plan as of May 1, 2000:

          Allen, Sandra
          Copeland, Walter
          Guthrie, Roy
          Hollingsworth, Matt
          Hughes, Keith
          Keller, Dave
          Lenora, Michael
          Longenecker, Chester
          McGill, Michael


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          Miramonti, Robert
          Pelka, Lawrence
          Scarpinato, Joseph
          Staudenmayer, Charles


The terminated Participants listed below are eligible for Supplemental Medical Benefits (no dental or life) under the Plan:

          Horie, Wilfred
          Stephenson, Ken



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                      ASSOCIATES FIRST CAPITAL CORPORATION
                       SUPPLEMENTAL EXECUTIVE WELFARE PLAN

                       (EFFECTIVE AS OF FEBRUARY 1, 2000)

                                   SCHEDULE B

                                    POLICIES


Experience Rated Group Traditional Benefits and Comprehensive Dental Contract for Employees of Associates Corporation of North America (ACONA), dated January 1, 1999, Group Number 55974, incorporating by reference the following:

     Initial Schedule of Specifications for the Experience Rated Group Traditional Benefits, Prescription Drug Program, and Comprehensive Dental Contract for Employees of Associates Corporation of North America (ACONA), dated January 1, 1999, Group Number 55974;

     Blue Cross/Blue Shield Benefits Booklet for Group Number 55974 titled "Traditional Benefits" and designated 55974JAN.99A

     Blue Cross/Blue Shield Benefits Booklet for Group Number 55974 titled "Comprehensive Dental" and designated 55974JAN.99B.


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